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                                                                     EXHIBIT 8.2


                           [Letterhead of Arthur Cox]


                  WJ3378


8 December 2006

To:      The Governor and Company of the Bank of Ireland
         Lower Baggot Street
         Dublin 2
         Ireland


Ladies and Gentlemen:

We have acted as counsel to The Governor and Company of the Bank of Ireland, a chartered corporation (the "Bank") under the laws of Ireland, in connection with the proposed offering and sale by the Bank in the United States of medium-term notes (the "Notes").

1.       BASIS OF OPINION:

1A. Subject to the final paragraph, this opinion may not be relied upon, by any person other than the addressee.

1B. This opinion is confined to and given on the basis of the laws of Ireland (meaning herein Ireland exclusive of Northern Ireland) in force at the date hereof as currently applied by the Irish courts. We express no opinion as to the laws of any other jurisdiction or the effect thereof.

1C. This opinion is also confined strictly to (a) the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter; and (b) the document listed at 1D below.

1D. For the purpose of giving this opinion, we have examined a copy of the Registration Statement on Form F-3, filed by the Bank on December 8, 2006 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), including a prospectus, dated December 8, 2006 (the "Prospectus"), relating to the registration of an unspecified and indeterminate aggregate principal amount of Notes, and the public offering, from time to time, of the Notes, issued in


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         one or more series, each of which may comprise one or more tranches.

IE. This opinion shall be governed by and construed in accordance with the laws of Ireland.

2.       OPINION:

We are of the opinion that the statements set forth in the Prospectus under the heading "Material Irish Tax Considerations" insofar as such statements purport to summarise relevant Irish tax law or state legal conclusions with respect thereto, are accurate in all material respects.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


Yours faithfully


/s/ Arthur Cox
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ARTHUR COX


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